Exhibit 99.1

Constellation Pharmaceuticals

Announces Appointment to Board of

Directors

•	Adds Biopharmaceutical Investment and Operational Expertise

CAMBRIDGE, Massachusetts, February 20, 2019 – Constellation Pharmaceuticals, Inc. (Nasdaq: CNST), a clinical-stage biopharmaceutical company using its expertise in epigenetics to discover and develop novel therapeutics, today announced that Scott Braunstein, M.D., has been appointed to its Board of Directors.

Dr. Braunstein joins Constellation’s team with a track record of growing emerging and established biopharmaceutical companies as an investor and a pharmaceutical executive. He is currently chairman of the board of directors of ArTara Therapeutics and a member of the board of directors of several public and private companies, including Esperion Therapeutics, Marinus Pharmaceuticals, SiteOne Therapeutics, Trevena, and Ziopharm Oncology. Previously he served as chief operating officer at Pacira Pharmaceuticals. Prior to joining Pacira, Dr. Braunstein was a healthcare portfolio manager at Everpoint Asset Management. He spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team and as a portfolio manager in the Global Healthcare team. He is currently an operating partner at Aisling Capital. Dr. Braunstein began his career as a physician and earned his medical degree from the Albert Einstein College of Medicine.

“I’m thrilled to be joining the Constellation board at this time of growth,” said Dr. Braunstein. “The Company has a strong epigenetics platform and encouraging preliminary clinical data from its lead programs in key areas of unmet need for myelofibrosis and prostate cancer patients. I look forward to helping Constellation in what we expect to be an exciting year of data.”

“We welcome Scott to Constellation’s board,” said Jigar Raythatha, President and Chief Executive Officer of Constellation Pharmaceuticals. “He has a wealth of experience as an executive and board member in the biopharmaceutical industry and as a healthcare investor and practicing physician. This experience will help our Company considerably as we advance toward our goal of becoming a late-stage oncology development company.”

About Constellation Pharmaceuticals

Constellation Pharmaceuticals is a clinical-stage biopharmaceutical company developing novel therapeutics that selectively modulate gene expression to address serious unmet medical needs in patients with cancer. The Company has a deep understanding of how epigenetic and chromatin modifications in cancer cells and in the tumor and immune microenvironment play a fundamental role in driving disease progression and drug resistance. Constellation is driving development of the EZH2 inhibitors CPI-1205 and CPI-0209 for the treatment of metastatic castration-resistant prostate cancer and other cancers as well as the BET inhibitor CPI-0610 for the treatment of myelofibrosis. The Company is also applying its broad research and development capabilities to explore other novel targets that directly and indirectly impact gene expression to fuel a sustainable pipeline of innovative small-molecule product candidates.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Constellation’s ability to: obtain and maintain necessary approvals from the FDA and other regulatory authorities; continue to advance its product candidates in clinical trials; replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of CPI-1205, CPI-0610 and its other product candidates; advance the development of its product candidates under the timelines it anticipates, or at all, in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission. In addition, the forward- looking statements included in this press release represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. CPI-1205, CPI-0610, CPI-0209, and other product candidates are investigational in nature and have not yet been approved by the FDA or other regulatory authorities.

Contact

Ronald Aldridge

Investor Relations

Constellation Pharmaceuticals

+1 617-714-0539

ron.aldridge@constellationpharma.com

Lauren Arnold

Media Relations

MacDougall Biomedical Communications

+1 781-235-3060

larnold@macbiocom.com